Exhibit 15


December 14, 1998


Securities and Exchange Commission
450 Fifth Street, NW
Washington, D.C. 20549

Dear Ladies and Gentlemen:

We are aware that AlliedSignal Inc. has incorporated by reference our reports dated April 22, 1998, August 7, 1998 and November 4, 1998 (issued pursuant to the provisions of Statement on Auditing
Standards No. 71) in the Prospectus constituting part of its Registration Statement on Form S-3 to be filed on or about
December 14, 1998. We are also aware of our responsibilities under the Securities Act of 1933.

Yours very truly,

/s/ PricewaterhouseCoopers LLP

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